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                                                                    EXHIBIT 99.5

                                    CONSENT

                                  May 20, 1999

Rohm and Haas Company
100 Independence Mall West
Philadelphia, Pennsylvania 19106

Ladies and Gentlemen:

     I hereby consent to the references to my becoming a director of Rohm and Haas Company ("Rohm and Haas") in the Registration Statement on Form S-4 and the related Prospectus of Rohm and Haas for registration of its common stock, the preliminary copy of which was initially filed on March 17, 1999 with the Securities and Exchange Commission.

                                          Sincerely yours,

                                          /s/ JAMES R. CANTALUPO
                                          --------------------------------------
                                          James R. Cantalupo